As filed with the Securities and Exchange Commission on July 19, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COGENT COMMUNICATIONS GROUP, INC.

(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation of organization)	52-2337274 (I.R.S. Employer Identification No.)

1015 31st Street N.W.

Washington, D.C. 20007

(Address of principal executive offices)

The 2004 Incentive Award Plan of Cogent Communications Group, Inc.

(Full title of the plan)

David Schaeffer

Chief Executive Officer

Cogent Communications Group, Inc.

1015 31st Street N.W.

Washington, D.C. 20007

Tel: (202) 295-4200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David M. McPherson

Latham & Watkins LLP

555 Eleventh Street N.W., Suite 1000

Washington, D.C. 20004

(202) 637-2200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Registration fee(2)(4)
Common Stock, par value $0.001 per share(3)	600,000	$7.22	$4,332,000	$509.88

(1)           Calculated pursuant to Rule 457(h).

(2)                                  Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .00011770.

(3)                                  Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus referred to in this Registration Statement also relates to 250,592 shares of common stock that were previously registered pursuant to Registration Statement No. 333-116412 and have not yet been sold by the Company.  A registration fee of $877.15 was paid on or about June 10, 2004, in respect of the securities that were previously registered pursuant to Registration Statement No. 333-116412, which registration statement became effective on June 11, 2004.

(4)                                  In connection with the filing of the Registration Statement on Form S-1 (No. 333-122821) of Cogent Communications Group, Inc., $10,151.63 was remitted on February 14, 2005 to cover the filing fee, leaving a balance of $2,030.32 after full payment of the filing fee for the securities sold under the Registration Statement. Thus, the filing fee of $509.88 for this Registration Statement is offset against the balance or $2,030.32 remaining after the filing fee for the Registration Statement on Form S-1 was paid in full.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this registration statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Cogent Communications Group, Inc. (“Cogent,” “we” or “us”) with the Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this registration statement by reference:

1.                                       Cogent’s annual report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 31, 2005 (File No. 001-31227).

2.                                       Cogent’s quarterly report on Form 10-Q for the three month period ended March 31, 2005 filed with the Commission on May 6, 2005 (File No. 001-31227).

3.                                       Cogent’s current reports on Form 8-K, filed with the Commission on February 1, 2005, February 15, 2005, February 28, 2005, March 14, 2005 and June 17, 2005 (File No. 001-31227).

4.                                       The description of Cogent’s common stock incorporated by reference to Cogent’s registration statement on Form 8-A filed with the Commission on January 29, 2002 (File No. 001-31227).

All documents subsequently filed by Cogent pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

The description of securities on Form 8-A, Item 1, filed with the Commission on January 1, 2002, is incorporated by reference (File No. 001-31227)

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cogent is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Cogent’s Fifth Amended and Restated Certificate of Incorporation and its Bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Exhibit
5.1	Opinion of Latham & Watkins LLP.

10.1	2004 Incentive Award Plan of Cogent Communications Group, Inc. (Incorporated by reference to Appendix A to our Definitive Information Statement on Schedule 14C filed June 21, 2004).

23.1	Consent of Ernst & Young LLP.

23.3	Consent of Latham & Watkins LLP (included within Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Cogent’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 19th day of July, 2005.

COGENT COMMUNICATIONS GROUP, INC.

By:	/s/ DAVID SCHAEFFER
Name: David Schaeffer
Title: Chairman and Chief Executive Officer

Power of Attorney

Each person whose signature appears below authorizes David Schaeffer and Robert Beury, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registrant’s registration statement on Form S-8 and any amendments thereto necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER
David Schaeffer	Chairman and Chief Executive Officer	July 19, 2005

/s/ THADDEUS G. WEED
Thaddeus G. Weed	Chief Financial Officer	July 19, 2005

/s/ EDWARD GLASSMEYER
Edward Glassmeyer	Director	July 19, 2005

/s/ Erel Margalit
Erel Margalit	Director	July 19, 2005

/s/ Steven Brooks
Steven Brooks	Director	July 19, 2005

/s/ Kenneth D. Peterson, Jr.
Kenneth D. Peterson, Jr.	Director	July 19, 2005

/s/ Jean-Jacques Bertrand
Jean-Jacques Bertrand	Director	July 19, 2005

/s/ Michael Carus
Michael Carus	Director	July 19, 2005

/s/ Timothy Weingarten
Timothy Weingarten	Director	July 19, 2005

COGENT COMMUNICATIONS GROUP, INC.

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Latham & Watkins LLP.

10.1	2004 Incentive Award Plan of Cogent Communications Group, Inc. (Incorporated by reference to Appendix A to our Definitive Information Statement on Schedule 14C filed on June 21, 2004)

23.1	Consent of Ernst & Young LLP.

23.3	Consent of Latham & Watkins LLP (included within Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).